Exhibit 10.69

STEEL CONNECT, INC.

Restricted Stock Agreement

Granted Under 2010 Incentive Award Plan

This AGREEMENT (the “Agreement”) is made as of the __ day of _________, 20__ (the “Grant Date”) between Steel Connect, Inc., a Delaware corporation (the “Company”), and ______________________ (the “Participant”).

In accordance with the Company’s Fourth Amended and Restated Director Compensation Plan, for services to be rendered and other valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Grant of Shares.

The Company hereby grants to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2010 Incentive Award Plan, as amended (the “Plan”), ___________ shares (the “Shares”) of common stock, $0.01 par value, of the Company (“Common Stock”). The Participant agrees that the Shares shall be subject to forfeiture as set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement.

2. Vesting.

(a) Except as set forth in this Section 2, in the event that the Participant ceases to serve as a Director of the Company for any reason prior to ____________, 20__, all of the Unvested Shares (as defined below) shall be forfeited. Subject to the terms and conditions set forth in this Section 2 and provided that the Participant remains a Director of the Company on ____________, 20__, all Shares granted hereby shall vest and become nonforfeitable on __________, 20__.

(b) Notwithstanding the foregoing, if the Participant ceases to be a Director of the Corporation prior to __________, 20__ due to (i) removal without cause, (ii) resignation upon request of a majority of the Board of Directors of the Company, other than for reasons the Board of Directors determines to be cause, or (iii) the failure to be re-elected to the Board of Directors of the Company either because the Company fails to nominate the Participant for re-election or the Participant fails to receive sufficient stockholder votes, then, on the day the Participant ceases to so be a Director of the Company, 25% of the Shares shall vest for each full calendar quarter that the Participant has served as a director of the Company from and after the Grant Date (for the quarter in which the Grant Date occurs, a Director will be considered to have served for the full calendar quarter as long as the Director remains a Director on the last day of the quarter). As used herein, “Unvested Shares” means the total number of Shares that are not vested and that have not been forfeited.

(c) In the event of a Change in Control, as that term is defined in the Company’s 2005 Non-Employee Director Plan, all Unvested Shares hereunder shall become fully vested.

3. Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that would be Unvested Shares if the Participant were to cease to serve as a Director of the Company at the time of the transfer, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the forfeiture provisions of Section 2 and the restrictions on transfer set forth in this Section 3) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

4. Direct Registration System.

(a) Participant understands that the Shares will be in book-entry form and will be held in a book-entry account maintained by the Company’s transfer agent evidencing ownership of the Shares.

(b) Concurrently with the execution of this Agreement, the Participant shall deliver to the Company a duly executed stock assignment relating to the Shares, endorsed in blank, in the form attached to this Agreement as Exhibit A (the “Stock Power”). The Participant acknowledges and agrees that the Stock Power shall be held by the Company and that the Company may use the Stock Power to effectuate the forfeiture of Shares pursuant to this Agreement. The Participant agrees that it shall execute all certificates, instruments, documents or agreements and shall take all other reasonable actions requested by the Company in order to effectuate the forfeiture of Shares pursuant to this Agreement.

(c) Notwithstanding anything herein to the contrary, in the event Unvested Shares are represented by a certificate, such certificate shall have affixed thereto a restrictive legend in substantially the form set forth in Section 5 (in addition to any other legends that may be required under federal or state securities laws), and such certificate shall be deposited with the Company, together with a stock power executed by Participant endorsed in blank.

5. Legend; Restrictive Notation.

The Shares will reflect a restrictive notation or legend, as applicable, in substantially the following form, in addition to any other notations or legends that may be required under federal or state securities laws:

“These shares of stock are subject to restrictions on transfer and a risk of forfeiture as set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

6. Provisions of the Plan.

(a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

(b) As provided in the Plan, upon the occurrence of a Business Combination (as defined in the Plan), all rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Business Combination in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with a Business Combination, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

7. Taxes; Section 83(b) Election.

The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are granted rather than when and as the risk of forfeiture lapses by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of grant.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

8. Miscellaneous.

(a) No Rights to Serve on Board of Directors. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing to serve as a Director of the Company. The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued service on the Board of Directors for the vesting period, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

(e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(e).

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Steel Connect, Inc.

By:
Name:
Title:

Address:	1601 Trapelo Rd, Suite 170 Waltham, MA 02451

Participant

Name:

Address:

[Signature Page to Restricted Stock Agreement]

Exhibit A

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers to Steel Connect, Inc., a Delaware corporation, (“Company”), ______________________________ (_________) shares of Common Stock, $0.01 par value per share, of the Company standing in the name of the undersigned on the Company’s books and represented by account number(s) / certificate number(s) ___________ herewith, pursuant to the Restricted Stock Agreement between the undersigned and the Company, dated as of __________, 20__, and the undersigned does hereby irrevocably constitute and appoint the Company’s duly authorized officers as attorney-in-fact to transfer the said stock on the Company’s books with full power of substitution in the premises.

Dated: __________, 20__

(Printed Name)

(Signature)

IN PRESENCE OF: